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                     Strong Short-Term Global Fund, Inc.

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS



I.      CURRENT ANNUALIZED YIELD:  30 days ended October 31, 1996

        A.      Formula
                               a-b      6
                YIELD = 2[(----------+1) -1]

                                cd

                Where:          a =     dividends and interest earned during
                                        the period.

                                b =     expenses accrued for the period
                                        (net of reimbursements).

                                c =     the average daily number of shares
                                        outstanding during the period.

                                d =     the maximum offering price per share
                                        on the last day of the period.


        B.      Calculation
                           382,384.99-1,727.07   6
                YIELD = 2[(-------------------+1) -1)
                           5,879,798.060x10.74

                YIELD =  7.34%


II.      AVERAGE ANNUAL TOTAL RETURN

         A.     Formula
                         n                 n _____
                P = (1+T) =ERV  or      T=\ /ERV/P-1

                P =     a hypothetical initial paymeent of $10,000

                T =     average annual total return

                n =     number of years

              ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.







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        B.      Calculation
                         n _____
                T =     \ /ERV/P-1

                1.      One-year period 10-31-95 through 10-31-96
                                  1 _____________
                        10.43% = \ /11,403/10,000-1

                2.      Since inception 03-31-94 through 10-31-96

                                2.583_______________
                        9.35% = \   / 12,597/10,000-1




III.    TOTAL RETURN

        A.      Formula

                EV-IV
                _____
                 IV     =       TR

Where:          EV      =       Value at the end of the periods, including
                                reinvestment of all dividends and capital gains distributions

                IV      =       Initial value of a hypothetical investment at
                                the net asset value

                TR      =       Total Return

        B.      Calculation

                EV-IV
                _____
                 IV     =       TR

                One-year period ended October 31, 1996


                11,043-10,000
                _____________

                   10,000       =       10.43%